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                                      FORM 8-A

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                      AMERICA FIRST TAX EXEMPT INVESTORS, L.P.
               (Exact name of registrant as specified in its charter)

              DELAWARE                                 47-0810385
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


  SUITE 400, 1004 FARNAM STREET, OMAHA, NE                             68102
  (Address of principal executive offices)                           (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                Name of each exchange on which
          To be so registered                each class is to be registered

                 NONE


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.    / /

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A. (d), check the following box.   /x/

     Securities Act registration statement file number to which this form relates:

       333-50513

     Securities to be registered pursuant to Section 12(g) of the Act:

BENEFICIAL UNIT CERTIFICATES ("BUCs") REPRESENTING ASSIGNED LIMITED PARTNER INTERESTS
                                  (Title of class)


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Item 1.   DESCRIPTION OF SECURITIES TO BE REGISTERED

     The Registrant will issue Beneficial Unit Certificates (the "BUCs") representing assigned limited partner interests in the Registrant as described at pages 44-55 of the Preliminary Consent Solicitation Statement/Prospectus of the Registrant filed with the Commission as part of Amendment No. 2 to Registration Statement on Form S-4 (Registration No. 333-50513) which was filed by the Registrant on August 27, 1998 and which is hereby incorporated by reference.

Item 2.   EXHIBITS

     2.1 Specimen Certificate of BUC (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-4 (No. 333-50513) filed by the Registrant on
          April 17, 1998).

     2.2 Form of the Registrant's Agreement of Limited Partnership (incorporated by reference to Appendix A to Amendment No. 2 to Registration Statement on Form S-4 (No. 333-50513) filed by the Registrant on August 27, 1998).

     2.3 Amended Agreement of Merger, dated June 12, 1998, between the Registrant and America First Tax Exempt Mortgage Fund Limited Partnership (incorporated by reference to Appendix B to Amendment No. 2 to Registration Statement on Form S-4 (No. 333-50513) filed by the Registrant on August 27, 1998).

     2.4 Sections entitled "Terms of the New Partnership Agreement" and "Description of BUCs of the New Fund" (as set forth on pages 44-55 of the Preliminary Consent Solicitation Statement/Prospectus of the Registrant filed with the Commission as part of Amendment No. 2 to Registration Statement on Form S-4 (No. 333-50513) on August 27,
          1998).

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Pursuant to the requirements of Section 12 of the Securities Exchange Act of
1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.

By America First Capital Associates Limited Partnership Two, its general partner

By America First Companies L.L.C., its general partner




By                                           /s/ Michael B. Yanney
Name:  Michael B. Yanney                     ---------------------
Title:    President

Dated:  August 27, 1998

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                                 INDEX TO EXHIBITS


2.1 Specimen Certificate of BUC (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-4 (No. 333-50513) filed by the Registrant on April 17, 1998).

2.2 Form of the Registrant's Agreement of Limited Partnership (incorporated by reference to Appendix A to Amendment No. 2 to Registration Statement on Form S-4 (No. 333-50513) filed by the Registrant on August 27, 1998).

2.3 Amended Agreement of Merger, dated June 12, 1998, between the Registrant and America First Tax Exempt Mortgage Fund Limited Partnership (incorporated by reference to Appendix B to Amendment No. 2 to Registration Statement on Form S-4 (No. 333-50513) filed by the Registrant on August 27,
     1998).

2.4 Sections entitled "Terms of the New Partnership Agreement" and "Description of BUCs of the New Fund" (as set forth on pages 44-55 of the Preliminary Consent Solicitation Statement/Prospectus of the Registrant filed with the Commission as part of Amendment No. 2 to Registration Statement on Form S-4 (No. 333-50513) on August 27, 1998).



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